UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - April 22, 2005

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

50 MAIN STREET, HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Item 9.01 (c)	Financial Statements and Exhibits
99: Press Release of Peoples Financial Services Corp., dated April 22, 2005, regarding First Quarter Earnings

EXHIBIT INDEX

Exhibit		Page Number in Manually Signed Original
99	Press Release of Peoples Financial Services Corp., dated April 22, 2005, regarding First Quarter Earnings	4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.

	/s/	Debra E. Dissinger

Dated: April 22, 2005		By: Debra E. Dissinger
Executive Vice President

	/s/	Frederick J. Malloy

Dated: April 22, 2005		By: Frederick J. Malloy
Asst. Vice President/Controller

	/s/	John W. Ord

Dated: April 22, 2005		By: John W. Ord
President & CEO

	/s/	Joseph Ferretti

Dated: April 22, 2005		By: Joseph Ferretti
Vice President/Chief Credit Officer

Exhibit 99

PRESS RELEASE

Peoples Financial Services Corp. First Quarter Earnings

Net Income through the first three months of 2005 was $1,274,000, compared to $1,297,000 for the same period in 2004.  This is a decrease of $23,000 or 1.77%.

Total Assets, on March 31, 2005, were $384,342,000, which compares to $372,684,000 as of March 31, 2004.  This is an increase of $11,658,000 or 3.13%.  Net Loans were $245,143,000 on March 31, 2005, compared to $237,859,000 on March 31,2004, an  increase of $7,284,000 or 3.06%.  Deposits totaled $280,437,000 as of March 31, 2005, compared to $278,073,000 on March 31, 2004, an increase of $2,364,000 or .85%.

Peoples Financial Services Corp., Hallstead, Pennsylvania, is the parent company of Peoples National Bank, an independent community bank with nine community offices. The community office locations are:  Hallstead, Hop Bottom, Susquehanna, and Montrose, in Susquehanna County, Pennsylvania; Nicholson, Tunkhannock, and Meshoppen, in Wyoming County, Pennsylvania; and Conklin and Deposit, in Broome County, New York.